March 7, 2025 Jacob Wagner, Managing Director Evan Kramer, Senior Vice President Oaktree Capital Management, L.P. 333 South Grand Avenue 28th Floor Los Angeles, California 90071 E-mail: jwagner@oaktreecapital.com ekramer@oaktreecapital.com RE: Equity Transaction LOI for Recapitalization of Pinstripes Holdings, Inc. (“Holdings”) and Pinstripes, Inc. (together with Holdings, the “Company”) Dear Sirs, Reference is made to that certain Second Amendment to Loan Agreement, dated as of January 17, 2025, among Oaktree Fund Administration, LLC, as agent, Oaktree Capital Management, L.P. (“Oaktree”), as investment manager on behalf of certain funds and accounts within its Value Equities, Global Opportunities and Special Situations strategies, as lenders (collectively, the “Lenders”), Pinstripes, Inc., as borrower, and Holdings (the “Second Amendment”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement attached as Exhibit A to the Second Amendment (the “Loan Agreement”). The Company is pleased to agree with Oaktree upon this binding letter of intent, including the term sheet attached hereto (collectively, this “Equity Transaction LOI”), in accordance with Section 5.17(c) of the Loan Agreement to facilitate a recapitalization of debt and equity of the Company. The Company, with the assistance of its advisors, has dedicated significant time and resources to working with Oaktree to develop this binding Equity Transaction LOI, and the Company and its advisors are prepared to work diligently to document the various agreements and other documentation (the “Definitive Documents”) necessary to implement and consummate that recapitalization on terms consistent with this Equity Transaction LOI and otherwise satisfactory to Oaktree (the “Transaction”) by the deadline set forth for consummation of an Equity Transaction in accordance with Section 5.17(d)(ii) of the Loan Agreement. On March 6, 2025, the Board of Directors of the Company, acting upon the recommendation of the special committee of independent directors thereof, determined that the terms of the recapitalization described in this Equity Transaction LOI are fair to, and the in the best interests of, the Company and its stakeholders and approved the Company’s entry into this Equity Transaction LOI. Subject to the negotiation, execution and delivery of the Definitive Documents, this Equity Transaction LOI is not conditional and is not subject to any further internal approvals, due diligence, or financing contingency, and is binding on, and is irrevocable by, the Company. If agreed to and accepted by Oaktree, as investment manager to the Lenders, this binding Equity Transaction LOI shall (i) serve to confirm the Company’s and Oaktree’s mutual agreement to work diligently and in good faith to negotiate and enter into the Definitive Documents and consummate the Transaction, (ii) be a binding contract between the parties hereto, and (iii) be mutually enforceable by each party as against the other.

Oaktree Capital Management, L.P. March 7, 2025 Page 2 In furtherance of the forgoing, the Company agrees that from the date hereof until the earlier of the Exclusivity Termination Date (as defined below) and the consummation of the Transaction, (a) the Company will not, and will not permit any controlled affiliate to, directly or indirectly (including through any of the Company’s or its controlled affiliates’ respective advisors or representatives), initiate, solicit, or deliberately encourage any other proposal or participate in any discussions relating to a Similar Transaction (as defined below); (b) the Company shall notify Oaktree if the Company or, to the Company’s knowledge, any of its controlled affiliates receives from any person other than Oaktree any inquiry, proposal or offer relating to a Similar Transaction and shall provide to Oaktree a description of the nature of such inquiry, proposal or offer and the material terms thereof (including any material updates thereto) from any other person relating to a Similar Transaction; (c) the Company will not, and will not permit its controlled affiliates to, directly or indirectly (including through any of its or its controlled affiliates’ respective advisors or representatives), negotiate or execute a confidentiality agreement relating to a Similar Transaction, or otherwise engage in discussions or negotiations relating to a Similar Transaction, or furnish or disclose any non-public information relating to a Similar Transaction, in each case with or to any person other than Oaktree; (d) the Company will not approve, endorse or recommend any Similar Transaction (other than the Transaction); and (e) the Company will not enter into any letter of intent, agreement in principle or other contract relating to any Similar Transaction (other than the Transaction). For the purposes of this Equity Transaction LOI, “Similar Transaction” means any recapitalization of the debt and/or equity of the Company and its subsidiaries or any debt or equity capital-raising transaction with respect to the Company and its subsidiaries. The exclusivity provision set forth in the immediately preceding paragraph shall terminate and be of no further force or effect on the earliest to occur of (i) March 31, 2025 if Definitive Documents have not been executed by all parties thereto, (ii) upon written agreement between the Company and Oaktree that the closing conditions with respect to the Transaction are not capable of being satisfied as determined by each such party acting reasonably, or (iii) the date of the consummation of the Transaction; provided, that, any such termination of the exclusivity provision shall not relieve any party from any breach of the exclusivity provision prior to the termination thereof (the date of such earliest event, the “Exclusivity Termination Date”). Each of the Company and Oaktree acknowledges and agrees that its obligations under this Equity Transaction LOI are binding. The Company further acknowledges and agrees that its obligations under this Equity Transaction LOI may be enforced in accordance with this paragraph. The Company acknowledges that it would be impossible to determine the amount of damages that would result from any breach of this LOI by it and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that Oaktree shall, in addition to any other rights or remedies which it may have, be entitled to obtain equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain the other party from violating, any of such provisions. In connection with any action, suit or proceeding for injunctive relief, the Company hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this agreement. Neither the Company nor Oaktree nor any of their respective affiliates or representatives shall have any legal, fiduciary, or other duty to the other party hereto or its respective affiliates or representatives with respect to the negotiation, execution, or the consummation of the Transaction. Each of the Company and Oaktree acknowledges and agrees that this Equity Transaction LOI constitutes the entire agreement between the Company and Oaktree, and supersedes all prior communications, agreements, and understandings, written or oral, with respect to the subject matter hereof (it being understood that the Definitive

Oaktree Capital Management, L.P. March 7, 2025 Page 3 Documents shall supersede this Equity Transaction LOI to the extent expressly set forth therein). Each of the Company and Oaktree hereby represents and warrants to the other party that the execution and delivery of this Equity Transaction LOI and the performance of its obligations hereunder have been duly authorized by all necessary organizational action on its part. This Equity Transaction LOI shall be governed by the laws of the State of New York without regard to any conflict of laws principles thereof that would cause the laws of any other jurisdiction to be applied to this Equity Transaction LOI. All actions, suits and proceedings arising out of or related to this Equity Transaction LOI shall be heard and determined in a state or federal court located in New York County, New York, and each party hereby irrevocably submits to the exclusive jurisdiction and venue of such courts in any such action, suit, or proceeding and irrevocably waives the defense of an inconvenient forum to the maintenance of any such action, suit, or proceeding in any such court. This Equity Transaction LOI may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Facsimile signatures or signatures delivered by email via a “PDF” shall constitute the effective execution and delivery of this Equity Transaction LOI and have the same effect as an original signature. This Equity Transaction LOI may not be amended or modified except by an instrument in writing signed by each of the parties hereto. Any agreement on the part of a party hereto to any waiver of any right granted to such party hereunder shall be valid only if set forth in a written instrument signed by such party. No failure or delay by any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The Company may not assign any of its rights or obligations hereunder. This Equity Transaction LOI shall terminate (i) by mutual agreement of the Company and Oaktree upon execution and delivery of such termination in a writing signed by each such party; (ii) by written notice of either party to the other party, if a court of competent jurisdiction has entered a final, non-appealable order prohibiting the consummation of the Transaction, and (iii) on March 31, 2025, in each case, if the parties have not entered into Definitive Documents prior to such time. The termination of this Equity Transaction LOI pursuant to the immediately preceding clause (iii) shall not affect the rights of the Company and Oaktree, respectively, under that certain First Amended and Restated Forbearance Agreement dated as of January 7, 2025, as amended and as it may be further amended in accordance with its terms. * * * * * In summary, we’d like to reiterate our strong desire to progress the Transaction in a collaborative way to recapitalize the debt and equity of the Company thereby maximizing value for the benefit of all stakeholders. Please indicate your agreement to and acknowledgement of this Equity Transaction LOI by countersigning in the space provided below.

Oaktree Capital Management, L.P. March 7, 2025 Page 4 Best regards, PINSTRIPES HOLDINGS, INC. By: /s/ Dale Schwartz Name: Dale Schwartz Title: CEO PINSTRIPES, INC. By: /s/ Dale Schwartz Name: Dale Schwartz Title: CEO AGREED TO AND ACCEPTED BY: OAKTREE CPAITAL MANAGEMENT, L.P., as investment manager on behalf of certain funds and accounts within its Value Equities, Global Opportunities and Special Situations strategies By: /s/ Jacob Wagner Name: Jacob Wagner Title: Managing Director By: /s/ Evan Kramer Name: Evan Kramer Title: Senior Vice President

Term Sheet March 7, 2025 Description of Terms Transaction Overview • Oaktree 2L principal: Remains outstanding1; extension of forbearance through closing; PIK interest from January 1, 2025 through forbearance period • Oaktree make-whole (including make-whole in respect of $7.5M of additional funding under existing 2L DDTL that is drawn pre-closing): Converted into new Preferred Stock with 8.0% PIK coupon and 1.25x liquidation preference • Oaktree: 85.0% of Common Stock at closing, subject to dilution from warrants and MIP • Existing Shareholders: o 15.0% of Common Stock at closing, subject to dilution from warrants and MIP, plus: o 7-year warrants2 exercisable into:  15.0% of Common Stock (subject to dilution from MIP) at TEV of $300M3, plus  30.0% of Common Stock (subject to dilution from MIP) at TEV of $400M4, plus  75.0% of Common Stock (subject to dilution from MIP) at TEV of $750M5 New Money • $7.5M draw (the “Initial Draw”) under existing 2L DDTL facility (on the same terms as existing 2L Term Loan, including with respect to make-whole) in connection with LOI signing uponimmediately prior to the funding of the Initial Draw, the Company (a) delivering to the New York Stock Exchange (“NYSE”), with a copy to Oaktree’s counsel, notice that the Company will not appeal the delisting of the Company’s Class A Common Stock for non-compliance with the $15M 30-trading day average market capitalization standard of Section 802.01B of the NYSE Listed Company Manual (as disclosed in a press release issued by the NYSE on March 5, 2025) and (b) issuing a press release and filing a Form 8- K announcing the entry into the LOI and that it will not appeal the delisting and, accordingly, the Company’s Class A Common Stock will be delisted from the NYSE. The Company further agrees that the Company shall not otherwise take any action that would reasonably be expected to delay the NYSE’s delisting of the Company’s Class A Common Stock. • TBD additional funding required to pay reasonable professional fees at closing • Additional post-closing funding, if any, agreed to by the Company and Oaktree up to an aggregate amount equal to $25M minus the $7.5M and reasonable professional fees funded prior to and at closing, as discussed above, shall be funded by Oaktree after closing on the same terms as the existing 2L Term Loan (including with respect to make-whole) • Further funding on or following closing subject to diligence and discussion with the Interim CFO. with respect to liquidity needs • In connection with additional funding, Oaktree loan agreement to include, enhanced reporting requirements in relation to cash budgets • Proceeds (including the $7.5M of funding in connection with LOI signing) to be deposited into a control account with usage of such proceeds to be in accordance with such budgets agreed to by Oaktree and the Interim CFO 1 For the avoidance of doubt, the existing outstanding 2L Term Loan will no longer be subject to call protection post-conversion of make-whole to Preferred Stock 2 For the avoidance of doubt, not subject to Black Scholes protections; provided, however that, in connection with a change of control transaction, the warrants will be deemed exercised or cancelled, as applicable, based on the total enterprise value (“TEV”) implied by such transaction 3 Subject to appropriate adjustment for additional capital employed, debt incurred and fair value of accretive strategic transactions (e.g., acquisitions, mergers, etc.) 4 Same 5 Same

2 Description of Terms • Broader refinancing process (any further funding requirements pending refinancing) expected to be finalized after closing of transaction • Any waiver of prior defaults and/or removal of financial covenants to be granted only at time of actual transaction closing Implementation Considerations & Voting • The following shall have occurred: immediately prior to the funding of the Initial Draw, the Company (a) delivering to the NYSE, with a copy to Oaktree’s counsel, notice that the Company will not appeal the delisting of the Company’s Class A Common Stock for non-compliance with the $15M 30-trading day average market capitalization standard of Section 802.01B of the NYSE Listed Company Manual (as disclosed in a press release issued by the NYSE on March 5, 2025) and (b) issuing a press release and filing a Form 8-K announcing the entry into the LOI and that it will not appeal the delisting and, accordingly, the Company’s Class A Common Stock will be delisted from the NYSE. The Company further agrees that the Company shall not otherwise take any action that would reasonably be expected to delay the NYSE’s delisting of the Company’s Class A Common Stock. Conditions Precedent to Equity Transactions • Amendments to Oaktree 2L Term Loan (additional reporting / conditions, no make-whole, waiver of prior defaults) • Waivers from Silverview and Granite Creek in respect of all prior defaults • Occurrence of delisting from the NYSE • Other customary CPs Governance • Oaktree to appoint all directors / managers (as applicable) On or prior to 5:00 p.m. (New York City time) on March 7, 2025 (or such later date as may be agreed to by Oaktree in its sole discretion), the Company shall retain and appoint a consulting firm designated by the board of directors of Holdings and approved by Oaktree (the "Consulting Firm") to provide advisory and consulting services to the Company, on terms and conditions (including, without limitation, as to duration of such appointment and compensation) satisfactory to Oaktree. • On or prior to 5:00 p.m. (New York City time) on March 12, 2025 (or such later date as may be agreed to by Oaktree in its sole discretion), the Obligors shall have appointed a representative of the Consulting Firm approved by the Agent to act as an officer of the Company (reporting to the board of directors of Holdings) (the "Interim CFO"; provided that such officer may have such other title as agreed to by Oaktree in its sole discretion). • The Company shall not, without the prior written consent of Oaktree (which consent shall be subject to Oaktree’s sole discretion), terminate the Interim CFO for any reason unless a replacement interim CFO has been appointed that is acceptable to Oaktree in its sole discretion KERP • KERP to be put in place within 15 days of closing; amount and other details to be mutually agreed prior to closing; 25% payable up to three months after closing, 25% payable six months after closing, 25% payable nine months after closing and 25% payable one year after closing6 MIP • Customary MIP equal to 10% of Preferred Stock and Common Stock Ranking • Preferred Stock will rank (i) senior to all other equity securities of the Company; and (ii) junior to Company and subsidiary indebtedness Economics • Dividend Rate: 8% PIK • Minimum MOIC: 1.25x Liquidation Preference • Upon liquidation, dissolution or winding up of the affairs of the Company, or on any bankruptcy reorganization or similar event, or upon a deemed liquidation event, the Preferred Stock will be entitled to receive an amount equal to aggregate 6 Aggregate and individual amounts payable and identities / number of key employees subject to diligence and to be mutually agreed upon between Oaktree and the Company prior to closing

3 Description of Terms stated value plus aggregate accrued dividends plus a Minimum MOIC (the “Liquidation Preference”) Mandatory Redemption / Refi. Rights • Upon the earliest of: (i) a change of control or a sale of all or substantially all of the assets, (ii) an IPO, (iii) a liquidation, bankruptcy, insolvency, reorganization or restructuring or any other insolvency proceeding, and (iv) a breach of the Protective Provisions, the Company shall mandatorily redeem all outstanding Preferred Stock, for cash, at the Liquidation Preference Sale Demand Right • Preferred Stock shall have the right to require the Company to effect (i) a debt financing, (ii) a securities offering, and/or (iii) a sale of the Company, on terms and subject to such conditions as are satisfactory to Oaktree (in its sole and absolute discretion) Transfer Rights • Preferred Stock and Common Stock issued to Oaktree will be freely transferable Protective Provisions • Preferred Stock will have customary protective provisions, subject to documentation Press Releases • The Company shall provide Oaktree with an advance draft of any press release announcing, describing, or otherwise referring to Oaktree and/or the transactions described herein and a reasonable opportunity to review and comment on any such press release